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                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549




                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  May 24, 2001




                         LONE STAR TECHNOLOGIES, INC.
          (Exact name of registrant as specified in its charter)




       Delaware                          1-12881                 75-2085454
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)





                            15660 North Dallas Parkway
                                   Suite 500
                              Dallas, Texas  75248
        (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code:  (972) 770-6401

                                 Not applicable

           (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

         On May 24, 2001, Lone Star Technologies, Inc. ("Lone Star") announced in a press release (the "Press Release") that it had completed its offering of $150,000,000 of 9% senior subordinated notes due 2011.

         The offering, which is scheduled to close on May 29, 2001, will result in net proceeds to Lone Star (after deducting underwriting discounts but before transactional expenses) of approximately $145,875,000. Net proceeds from the offering are expected to be used by Lone Star to repay substantially all indebtedness of its subsidiaries and to provide funds for working capital and other general corporate purposes. The notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

         The foregoing is qualified by reference to the Press Release which is filed as an exhibit to this Report and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     Not applicable.

     (b)   PRO FORMA FINANCIAL INFORMATION.

     Not applicable.

     (c)   EXHIBITS.

99.1     Press Release dated May 24, 2001, announcing the completion by Lone
         Star of an offering of $150,000,000 of 9% senior subordinated notes due 2011.


                                         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                LONE STAR TECHNOLOGIES, INC.

                                By:    /s/ Charles J. Keszler
                                ------------------------------------------
                                           Charles J. Keszler
                                           Vice President and
                                           Chief Financial Officer

Date: May 24, 2001

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                                 INDEX TO EXHIBITS


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

Item
Number      Exhibit
------      -------
99.1        Press Release dated May 24, 2001, announcing the completion by Lone
            Star of an offering of $150,000,000 of 9% senior subordinated notes due 2011.
